EXHIBIT (j)(1)




                             CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N1-A of our reports dated November 19, 2002, relating to the financial statements and financial highlights which appear in the September 30, 2002 Annual Reports to Shareholders of the ICON Funds (the "Funds"), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Financial Statements" and "Independent Accountants and Counsel" in such Registration Statement.


PricewaterhouseCoopers LLP


Denver, Colorado
November 27, 2002